UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

LIONBRIDGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26933	04-3398462
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1050 Winter Street, Suite 2300, Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 434-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On June 27, 2005, Lionbridge Technologies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GGS Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Transitory Subsidiary”), BGS Companies, Inc., a Delaware corporation (“BGS”), Bowne & Co., Inc., a Delaware corporation (“Bowne”), and Bowne of New York, LLC, a Delaware limited liability company.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Transitory Subsidiary will merge with and into BGS (the “Merger”) at the effective time of the Merger. BGS will be the surviving corporation of the Merger. At the effective time of the Merger, each share of common stock of BGS will be converted into the right to receive a portion of the merger consideration. The merger consideration will be determined by dividing $180,000,000 by the number of shares of BGS common stock outstanding immediately prior to the effective time. The merger consideration will be payable to the holders of BGS common stock in shares of the Company’s common stock and cash. Under the terms of the Merger Agreement, Bowne will receive from the Company no less than $180,000,000, consisting of $130,000,000 in cash, up to 9,400,000 shares of the Company’s common stock, subject to adjustment, and a potential subordinated note of no more than $20,000,000.

The closing of the Merger is subject to the approval of the stockholders of BGS, the expiration or termination of all waiting periods under United States and applicable foreign antitrust laws, and other customary closing conditions.

The Merger Agreement contains certain termination rights, including termination rights for the Company and Bowne in the event that the closing of the Merger has not occurred on or before February 15, 2006.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary description of the terms of the transaction is qualified in its entirety by reference to the Merger Agreement.

The Company issued a press release regarding the Merger Agreement on June 27, 2005, which is attached as Exhibit 99.1 to this report.

Commitment Letter

In connection with the execution of the Merger Agreement, the Company received a Commitment Letter dated as of June 27, 2005 (the “Commitment Letter”) from Wachovia Bank, National Association and Wachovia Capital Markets, LLC. The Commitment Letter provides for a 5-year $25 million revolving credit facility and a 6-year $100 million term facility (together with the revolving credit facility, the “Facility”). The Facility will be secured by all of the assets of the Company and its domestic subsidiaries. The Facility will be subject to customary representations, warranties and covenants and the closing of the Facility is subject to the satisfaction of customary closing conditions.

A copy of the Commitment Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary description of the terms of the Facility is qualified in its entirety by reference to the Commitment Letter.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONBRIDGE TECHNOLOGIES, INC.

Date: June 28, 2005	By:	/s/ STEPHEN J. LIFSHATZ
Stephen J. Lifshatz
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 27, 2005, by and among Lionbridge Technologies, Inc., GGS Acquisition Corp., BGS Companies Inc., Bowne & Co., Inc. and Bowne of New York LLC (1)

10.1	Commitment Letter dated as of June 27, 2005, from Wachovia Bank, National Association and Wachovia Capital Markets, LLC to Lionbridge Technologies, Inc.

99.1	Press Release dated June 27, 2005

(1)	The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.